Exhibit 10.21

WAIVER AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS WAIVER AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) dated as of June 19, 2015 is entered into among SynCardia Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto and Cantor Fitzgerald Securities, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of December 13, 2013 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, in reviewing the Borrower’s books and records, the Borrower believes that it may have failed to comply with certain terms and conditions of the Credit Agreement as more fully set forth on Schedule A to this Agreement, with any Defaults or Events of Default arising from the failure to comply with the terms of the Credit Agreement, exclusively to the extent set forth on Schedule A, being referred to as the “Acknowledged Events of Default”);

WHEREAS, the Borrower has requested that, and the Lenders have agreed to, waive the Acknowledged Events of Default and amend certain provisions of the Credit Agreement as more fully set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Reaffirmation. The Borrower acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans and interest and prepayment premiums thereon and fees with respect thereto. Furthermore, the Borrower acknowledges and confirms (x) that the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Investment Documents and (y) that by entering into this Agreement, the Administrative Agent and the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

2. Amendments. The Credit Agreement is hereby amended as follows:

(a) A new defined term “Add-On Term Loan Warrants” is added to Section 1.01 of the Credit Agreement in alphabetical order:

“Add-On Term Loan Warrants” means those certain warrants issued to the Add-On Term Loan Lenders in connection with the funding of the Add-On Term Loans in the amounts set forth on Schedule 2.01.

(b) Clause (c)(ii) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is deleted in its entirety and amended to read as follows:

(ii) Michael Garippa ceases to be the chief executive officer of the Borrower; provided, that, any “Change of Control” arising solely under this clause (c)(ii) shall not be triggered if a replacement permanent chief executive officer of the Borrower reasonably acceptable to the Required Lenders is named within three (3) months of the date that Michael Garippa ceases to be the chief executive officer of the Borrower or if Michael Garippa ceases to be the chief executive officer of the Borrower after an IPO is consummated.

(c) The defined term “Warrants” is amended and restated in its entirety to read as follows:

“Warrants” means the Add-On Term Loan Warrants substantially in the form of Exhibit B-5 and those certain Series E Convertible Preferred Stock Purchase Warrants of the Borrower purchased by certain of the Lenders, substantially in the form of Exhibit B-4. The Warrants shall have the respective rights set forth therein and shall be in the respective amounts set forth on Schedule 2.01.

(d) Section 2.03(e) of the Credit Agreement is amended by adding the new subsection (iii) which shall read as follows:

(iii) Prepayments of Add-On Term Loans Before June 19, 2017. If all or any portion of the Add-On Term Loans are prepaid, or required to be prepaid, pursuant to Section 2.03(b), Section 2.03(c) or Section 9.02 before June 19, 2017, the Borrower shall pay to the Administrative Agent (for further distribution to the Lenders), for the respective ratable accounts of the Add-On Term Lenders, on the date on which such prepayment is paid or required to be paid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium in an amount equal to five percent (5%) of the principal amount of the Add-On Term Loans prepaid or required to be prepaid on such date.

(e) Section 7.01(a) of the Credit Agreement is hereby amended to delete the following clause:

“shall not be subject to any ‘going concern’ or like qualification or exception or, for all such opinions, any qualification or exception as to the scope of such audit”

And replace it with the following language:

“shall (at all times prior to consummation of an IPO) not be subject to any ‘going concern’ or like qualification or exception or, for all such opinions, any qualification or exception as to the scope of such audit”

(f) Section 7.01(c) of the Credit Agreement is hereby amended to delete the following clause:

“, a balance sheet of the Borrower and its Subsidiaries as at such fiscal quarter end,”

(g) Section 7.03(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(g) Notify the Administrative Agent and each Lender, at least five (5) Business Days in advance, of (i) the payment of any fees, expenses or other amounts (other than, for the avoidance of doubt, payments under the Investment Documents; payments under the Second Lien Loan Documents; payments of fees, costs and expenses incurred in connection with an IPO; and payments of amounts not in excess of the amounts set forth in the budget delivered to the Administrative Agent and the Lenders pursuant to Section 7.02(a)) by the Borrower or any Subsidiary in an aggregate amount (including all amounts with respect to the facts and circumstances underlying such payment) in excess of $100,000 or (ii) the Borrower or any Subsidiary becoming bound by any Contractual Obligation which requires, or otherwise incurring any obligation to, make payments in an aggregate amount in excess of $ 100,000 (other than, for the avoidance of doubt, payments under the Investment Documents; payments under the Second Lien Loan Documents; payments of fees, costs and expenses incurred in connection with an IPO; and payments of amounts not in excess of the amounts set forth in the budget delivered to the Administrative Agent and the Lenders pursuant to Section 7.02(a)).

(h) Schedule 2.01 is amended and restated in its entirety in the form attached hereto as Schedule B.

(i) Exhibit B-5 attached to this Agreement as Schedule C is added to the Exhibits to the Credit Agreement.

3. Consents and Waiver.

A. The undersigned Lenders (constituting Required Lenders) hereby consent to all of the following actions by the Borrower:

(a) Trinity Note Amendment. The Borrower’s amendment of that certain Promissory Note dated April 1, 2013 (the “Trinity Bridge Note”) by and between the Borrower and Trinity SynCardia Bridge, LLC, an Arizona limited liability company (“Trinity SynCardia Bridge”), in the original principal amount of $500,000 to provide, among other things, for a maturity date of December 15, 2015.

(b) Trinity Amendment Consideration. The Borrower paying to Trinity SynCardia Bridge the sum of $20,000 and issuing a warrant to Trinity SynCardia Bridge to purchase 35,971 shares of the Borrower’s common stock for $1.39 per share, all in consideration for the amendment of the Trinity Bridge Note (the “Trinity Amendment Consideration”).

(c) Add-On Term Loan Warrants. Notwithstanding the provisions of Section 2.02 (c)(vi) of the Credit Agreement, the issuance of the Add-On Term Loan Warrants to the Add-On Term Loan Lenders in partial consideration for the making of the Add-On Term Loans in the amounts set forth on Schedule 2.01.

B. The undersigned Lenders hereby waive the Acknowledged Events of Default.

4. Release. As a material part of the consideration for the Administrative Agent and the Lenders entering into this Agreement, the Borrower agrees as follows (the “Release Provision”):

(a) By its signature below, the Borrower hereby agrees that the Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents on or prior to the date hereof.

(b) The Borrower hereby acknowledges, represents and warrants to the Lender Group that:

(i) The Borrower has read and understands the effect of the Release Provision. The Borrower has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for the Borrower has read and considered the Release Provision and advised the Borrower with respect to the same. Before execution of this Agreement, the Borrower has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) The Borrower is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. The Borrower acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) The Borrower has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) The Borrower is the sole owner of the claims released by the Release Provision, and the Borrower has not heretofore conveyed or assigned any interest in any such claims to any other Person.

(c) The Borrower understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

5. Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent (such date, the “Fourth Amendment Effective Date”):

(a) the receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower and the Lenders and acknowledged by the Administrative Agent;

(b) the receipt by each Add-On Term Loan Lender of an electronic copy of a fully executed promissory note for such Add-On Term Loan Lender’s respective Add-On Term Loan (such notes, collectively the “Add-On Term Loan Notes”);

(c) payment, by the Borrower, of an amendment fee of one percent (1%) of the outstanding principal amount of the Add-On Term Loans funded in connection with this

Agreement, directly to each Add-On Term Loan Lender on a pro rata basis based on their respective shares of the Add-On Term Loans;

(d) payment, by the Borrower, of all outstanding fees, costs and expenses of counsel to the Lenders and the Administrative Agent incurred in drafting, negotiating and consummating the transactions contemplated by this Agreement or currently outstanding under the Investment Documents;

(e) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Lenders, (i) certifying that the Organization Documents of the Borrower delivered on the Fourth Amendment Effective Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Fourth Amendment Effective Date; (ii) attaching resolutions of the Borrower approving and adopting this Agreement, the transactions contemplated herein and authorizing the execution and delivery of this Agreement and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Fourth Amendment Effective Date and (iii) certifying that after the waiver of the Acknowledged Events of Default, no Default or Event of Default shall have occurred or be continuing;

(f) Cooley LLP, counsel to the Borrower, shall have delivered to the Administrative Agent a customary legal opinion that is reasonably satisfactory to each Lender and the Administrative Agent; and

(g) the execution and delivery of an Add-On Term Loan Joinder Agreement by the Lenders party thereto and the Borrower, in a form acceptable to the Administrative Agent and the Required Lenders, and the receipt by the Borrower of the proceeds of Add-On Term Loans with a face principal amount of no less than $6,000,000.

6. Miscellaneous.

(a) The Credit Agreement, as modified hereby, and the obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

(b) The Borrower hereby represents and warrants as follows:

(i) it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(ii) this Agreement has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

(iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Agreement

(c) The Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Agreement, (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Investment Document are true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes (A) a Default or an Event of Default or (B) an Event of Non-Compliance under the Warrants.

(d) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f) Direction. The Lenders party hereto (constituting Required Lenders) hereby direct and authorize the Administrative Agent, pursuant to Section 10.03 of the Credit Agreement, to execute and deliver the Agreement and the Add-On Term Loan Joinder Agreement (the foregoing, the “Direction”). The Lenders party hereto acknowledge and affirm their obligations under Section 10.03 of the Credit Agreement to hold harmless and indemnify the Administrative Agent in connection with the Direction. The Lenders party hereto, constituting each existing Lender, acknowledge and agree that they have been afforded the opportunity to commit to the Add-On Term Loan in an amount equal to its Applicable Percentage of all of the outstanding Loans as of the Restatement Date.

(g) Delivery of Add-On Term Loan Notes. Within two Business Days of the Fourth Amendment Effective Date, the Borrower shall deliver originals of the Add-On Term Loan Notes to the applicable Add-On Term Loan Lenders.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	SYNCARDIA SYSTEMS, INC.,
a Delaware corporation

	By:	/s/ Michael Garippa
	Name:	Michael Garippa
	Title:	Chief Executive Officer

[Fourth Amendment to Syncardia A&R Credit Agreement]

LENDERS:	ATHYRIUM OPPORTUNITIES FUND (A) LP,
a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

		By:	/s/ Andrew Hyman
		Title:	Authorized Signatory
Date:

ATHYRIUM OPPORTUNITIES FUND (B) LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

		By:	/s/ Andrew Hyman
		Title:	Authorized Signatory
Date:

SWK FUNDING LLC, a Delaware limited liability company

	By:	SWK Holdings Corporation, its sole Manager

	By:	/s/ Brett Pope
	Title:	CEO
	Date:	6/18/2015

[Fourth Amendment to Syncardia A&R Credit Agreement]

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT:	CANTOR FITZGERALD SECURITIES

	By:	/s/ James Bond
	Title:	Chief Operating Officer
Date:

[Fourth Amendment to Syncardia A&R Credit Agreement]

Schedule A

Acknowledged Events of Default

The Defaults and Events of Default exclusively under the sections of the Credit Agreement referenced below and exclusively from the described actions or inactions by the Borrower referred to herein shall constitute the “Acknowledged Events of Default”:

1. Section 7.01(a) and 7.01(b) of the Credit Agreement, as a result of the Borrower’s failure to deliver financial statements in accordance with GAAP for all periods occurring prior to the Fourth Amendment Effective Date;

2. Section 7.01(c) of the Credit Agreement, as a result of the Borrower’s failure to deliver a balance sheet of the Borrower and its Subsidiaries as at such fiscal quarter end for all periods occurring prior to the Fourth Amendment Effective Date;

3. Section 7.02(a) of the Credit Agreement, as a result of the Borrower’s failure to deliver an annual business plan and budget within 60 days of the end of the Borrower’s 2014 fiscal year in accordance with Section 7.02(a) of the Credit Agreement;

4. Section 7.02(c) of the Credit Agreement as a result of the Borrower’s failure to report Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions in certificates delivered to Administrative Agent and each Lender concurrently with financial statements required prior to the Fourth Amendment Effective Date;

5. Section 7.02(f) of the Credit Agreement, as a result of the Borrower’s failure to deliver copies of all material written correspondence from the Food & Drug Administration received prior to December 31, 2014 to the Administrative Agent;

6. Section 7.02(h) of the Credit Agreement, as a result of the Borrower’s failure to list applications for Copyrights, Patents or Trademarks, issuances of registrations or letters on existing applications for Copyrights, Patents or Trademarks, and Trademark Licenses, Copyright Licenses and Patent Licenses and attach evidence of insurance for insurance coverage that was renewed, replaced or modified during the period covered by the financial statements concurrently with delivery of such financial statements, in each case related only to the periods prior to the Fourth Amendment Effective Date;

7. Section 7.03(a) of the Credit Agreement arising as a result of the Borrower’s failure to notify the Administrative Agent and each Lender within two Business Days after occurrence of the other Acknowledged Events of Default listed in this Schedule A;

8. Section 7.03(d) of the Credit Agreement, as a result of the Borrower’s failure to timely notify the Administrative Agent and each Lender of material changes in accounting policies or financial reporting practices occurring prior to December 31, 2014;

9. Section 7.03(g) of the Credit Agreement, as a result of the Borrower’s failure to provide notice of specific payments to professional service providers in connection with its IPO process prior to the Fourth Amendment Effective Date;

10. Section 7.09(a) and (b) of the Credit Agreement as a result of the Borrower’s restatement of its financial statements for the periods ending December 31, 2012, December 31, 2013, and December 31, 2014 and for each quarterly period ending in each such fiscal year period;

11. Section 8.11 of the Credit Agreement as a result of the Borrower’s payment of the Trinity Amendment Consideration;

12. Section 8.12 of the Credit Agreement as a result of the Borrower’s failure to provide notice of amendments to Borrower’s Organizational Documents in connection with the Series F Preferred Stock Financing;

13. Section 9.01(b) or Section 9.01(c) of the Credit Agreement as a result of the following:

a. any of the violations of Sections 7.02, 7.03, 7.09, 8.11 or 8.12 listed above; and

b. the Borrower’s failure to comply with Sections 7.04 and 7.16 of the Credit Agreement as a result of the Borrower’s default under the Trinity Bridge Note occurring prior to the Fourth Amendment Effective Date and the Borrower’s making of interest payments on the Trinity Bridge Note notwithstanding the prohibitions contained in the Subordination Agreement dated December 13, 2013 among Trinity SynCardia Bridge, Borrower, the Administrative Agent, and the Second Lien Administrative Agent; and

14. Section 9.01(e) of the Credit Agreement as a result of the Borrower’s default under the Trinity Bridge Note occurring prior to the Fourth Amendment Effective Date.

15. Sections 9.01(e) and 9.01(q) of the Credit Agreement as a result of the corresponding Events of Default under the Second Lien Loan Documents.

Schedule B

Schedule 2.01

Schedule 2.01 – Commitments and Applicable Percentages

TERM LOAN AND WARRANTS

Lender	Term Loan Commitment	Applicable Percentage of Term Loan Commitment	Number of Shares of Series E Convertible Preferred Stock*	Purchase Price of Shares*
ATHYRIUM OPPORTUNITIES FUND (A) LP	$7,727,150.34	64.3929194714%	78,530	$259,645.13
ATHYRIUM OPPORTUNITIES FUND (B) LP	$4,272,849.66	35.607805286%	43,425	$143,574.87

TOTAL	$12,000,000.00	100.000000000%	121,955	$403,220

*	Subject to adjustment per the terms of the Warrants and conversion of Series E Convertible Preferred Stock to Common Stock.

TERM LOAN A

Lender	Term Loan A Commitment	Applicable Percentage of Term Loan A Commitment
SWK FUNDING LLC	$4,000,000.00	100.000000000%

TOTAL	$4,000,000.00	100.000000000%

ADD-ON TERM LOANS

Lender	Add-On Term Loan Commitment	Applicable Percentage of Add-On Term Loan A Commitment	Number of Shares of Common Stock	Purchase Price of Shares
SWK FUNDING LLC	$2,500,000.00	41.6666666667%	320,513	$250,000.14
ATHYRIUM OPPORTUNITIES FUND (A) LP	$2,253,752.18	37.5625363583%	288,943	$225,375.24
ATHYRIUM OPPORTUNITIES FUND (B) LP	$1,246,247.82	20.7707969750%	159,775	$124,624.80

TOTAL	$6,000,000.00	100.000000000%	769,231	$600,000.18

ALL LOANS

Lender	Commitment	Applicable Percentage of Aggregate Commitments
ATHYRIUM OPPORTUNITIES FUND (A) LP	$9,980,902.52	45.3677387341%
ATHYRIUM OPPORTUNITIES FUND (B) LP	$5,519,097.48	25.0868067205%
SWK FUNDING LLC	$6,500,000.00	29.5454545455%

TOTAL	$22,000,000.00	100.000000000%

Schedule C

Exhibit B-5

THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.	[ ]

SYNCARDIA SYSTEMS, INC.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received,              (the “Holder”), is entitled to purchase from SynCardia Systems, Inc., a Delaware corporation (the “Corporation”), until the Expiration Time (as defined below), the number of fully paid and nonassessable shares of the Corporation’s Common Stock, $0.01 par value (the “Common Stock”), set forth in Section 1 below, at an exercise price determined as set forth below (subject to adjustment as hereinafter provided, the “Warrant Price”), subject to the terms and provisions hereof. The Corporation acknowledges that the cash consideration paid by Holder for this Warrant is $[        ] for income tax purposes.

1. Shares Subject to Warrant. The number of shares of Common Stock for which this Warrant may be exercised (the “Warrant Shares”) shall be                      (    ,             ) shares of Common Stock. The Warrant Price shall be $0.78 per share. The Warrant Price and the Warrant Shares shall be subject to adjustment as set forth herein.

2. Exercisability. This Warrant is exercisable at any time and from time to time before the Expiration Time.

3. Definitions. (a) “Expiration Time” shall mean the earlier to occur of the following (i) immediately prior to the closing of a Strategic Transaction (as defined below) or (ii) 11:59 p.m., Pacific Time, on March 5, 2023, (b) “IPO” shall mean the first firm commitment underwritten public offering of the Corporation’s Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), and (c) “Strategic Transaction” shall mean the occurrence of any of the following: (i) the Corporation’s sale or lease of all or substantially all of its assets, (ii) any reorganization, merger, consolidation, or similar transaction which would result in the holders of the equity securities of the Corporation immediately prior to such transaction holding less than fifty percent (50%) of all voting equity securities of the surviving entity immediately following such transaction, or (iii) a sale or issuance of stock of the Corporation representing more than fifty percent (50%) of all voting securities of the Corporation.

4. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange. At any time before the Expiration Time, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, properly endorsed, and deli very of a completed and executed

Subscription Form in the form attached as Exhibit A hereto at the principal office of the Corporation, and payment of the Warrant Price by either of the following methods:

(a) Holder may pay to the Corporation the Warrant Price of the Common Stock being purchased; or

(b) in lieu of payment in cash, the rights represented by this Warrant may also be exercised by providing for the non-cash exercise of this Warrant for the shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised), specifying that this non-cash exercise election has been made, and the net number of shares of Common Stock to be issued after giving effect to such non-cash exercise. In the event Holder makes such election, Corporation shall issue to the holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

  A

Where:	X =	the number of shares of Common Stock to be issued to Holder
	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the date of such non-cash exercise)
	A =	the Fair Market Value of one share of Common Stock (as of the date of such non-cash exercise)
	B =	Warrant Price of one share of Common Stock (as adjusted to the date of such non-cash exercise)

“Fair Market Value” means, with respect to one share of Common Stock, the value equal to either (i) if the exercise of this Warrant occurs in connection with an IPO, then the Fair Market Value shall be equal to the “initial price to public” specified in the final prospectus with respect to the IPO; (ii) if the exercise of this Warrant occurs prior to an IPO, the Fair Market Value shall be determined in good faith by the Corporation’s board of directors; or (iii) if the exercise of this Warrant occurs when the Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date on which Holder delivers this Warrant together with a Subscription Form to the Corporation.

In the event of any exercise or any such “net” or “cashless” exercise of the rights represented by this Warrant, certificates for the shares of Common Stock or other applicable securities so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, also shall be issued to the Holder within such time.

5. Stock Fully Paid; Reservation of Shares. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, issued in compliance with all applicable federal and state securities laws, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

6. Transferability.

(a) This Warrant shall not be transferable at any time, except that Holder may transfer some or all of its rights hereunder to any Qualified Successor (as defined below) by following the procedures set forth in Section 6(b) below. Any Qualified Successor transferee shall be subject to the terms set forth in this Warrant (mutatis mutandis) with respect to the shares subject to each such warrant.

(b) This Warrant shall be transferable on the books of the Corporation maintained at the principal office of the Corporation upon delivery to the Corporation of notice of such transfer in accordance with the terms hereof (a “Transfer Notice”), accompanied by appropriate instructions and further accompanied by payment in cash, check, bank draft or money order payable to the Corporation, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. The transfer of rights granted pursuant to this Warrant shall be effective upon presentation to the Corporation of the Transfer Notice as described above, and the Corporation shall promptly register such transfer on its books and records. Immediately upon such registration, and without further act by or on behalf of the Corporation, Holder, or any Qualified Successor, the right to purchase the number of shares of Corporation Common Stock reflected in the Transfer Notice shall be deemed transferred to the Qualified Successor identified in the Transfer Notice. Upon any registration of transfer, the Corporation shall record the rights of the Qualified Successor on the books and records of the Corporation. Promptly following receipt from Holder of this Warrant representing sufficient shares of Common Stock to be transferred to such Qualified Successor, the Corporation shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof, when surrendered at the principal office of the Corporation, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

(c) For purposes of this Section 6, a “Qualified Successor” is a person who (i) is an accredited investor as such term is used in Regulation D promulgated under the Securities Act, and (ii) has fully reviewed, duly executed and delivered to Holder or the Corporation a properly completed Transfer Notice.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but, in lieu of such fractional shares, the Corporation shall make a cash payment therefor upon the basis of the Fair Market Value of the Common Stock at the time of such exercise.

8. Certain Adjustments.

(a) Adjustments for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock, after the date of this Warrant, shall be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant and the Warrant Price shall, concurrently with the effectiveness of any such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(b) Other Action Affecting Common Stock. In case after the date of this Warrant, the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 8, which in the good faith opinion of the Board would have a materially adverse effect upon the rights of the Holder granted herein, this Warrant shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable under the circumstances.

9. Certificate as to Adjustments. Upon the occurrence of each adjustment of this Warrant pursuant to Section 8 and at the request of Holder, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation, upon the written request of the Holder, shall furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments and readjustments; (ii) the applicable Warrant Price at the time in effect; and (iii) the number of shares of Common Stock, if any, and the amount, if any, of other securities or property which at the time would be received upon the exercise of this Warrant.

10. Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon exercise of this Warrant, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder.

11. No Impairment. The Corporation will not, by amendment of its Eleventh Amended and Restated Certificate of Incorporation dated as of September 15, 2014, as amended (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with its terms) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, dividend or other distribution of cash or property, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof, and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder as set forth herein against impairment.

12. Notices of Record Date, etc.

In the event of:

(a) any taking by the Corporation of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

(b) an IPO, or

(c) a Strategic Transaction;

then and in each such event the Corporation will mail to the Holder a notice specifying, if then known, (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and if known stating the amount and character of such dividend, distribution or right, (ii) the date on which the IPO is anticipated to close, or (iii) the anticipated date on which any Strategic Transaction is to take place, and if known the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on such Strategic Transaction. The Corporation shall deliver such notice promptly and make commercially reasonable efforts to deliver such notice to the Holder at least ten (15) days prior to the date therein specified.

13. Investment Representations. The Holder represents and warrants to the Corporation as follows:

(a) Investment Intent. The Holder is acquiring the Warrant for investment purposes only, for the account of the Holder, and not as nominee or agent for any other person, firm or corporation and not for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act.

(b) Unregistered Securities. The Holder understands that the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”), have not been registered under the Securities Act, and that, accordingly, such Securities will not be transferable except pursuant to an exemption from the registration or registration under the Securities Act.

(c) Accredited Investor. The Holder is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

14. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York and without regard to the principles of conflicts of law of such state.

(b) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telecopier, upon confirmation report of such telecopy or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified, in the case of the Corporation at its principal corporate office, and in the case of the Holder at the most recent address furnished for such purpose by the Holder to the Corporation.

(c) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(d) Entire Agreement. This Warrant constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, term sheets, letters, discussions and understandings of the parties in connection herewith.

(e) No Rights as a Stockholder. The Holder shall have no rights as a stockholder with respect to the Warrant Shares until (i) the Holder becomes entitled to receive such Common Stock by completing a Subscription Form in the form attached hereto as Exhibit A, paying the Warrant Price, and performing such other acts as may be required pursuant to the terms hereof, and (ii) such person has satisfied any other requirement imposed on stockholders of the Corporation or assignees by applicable law or any other agreement among the stockholders.

IN WITNESS WHEREOF, SynCardia Systems, Inc. has caused this Warrant to be executed as of the date first set forth above.

SynCardia Systems, Inc., a Delaware corporation

By:

Name:

Title:

Agreed to and Accepted:

EXHIBIT A

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

The undersigned registered holder of this Warrant irrevocably exercises this Warrant for and purchases                  shares of Common Stock of SynCardia Systems, Inc., a Delaware corporation (the “Corporation”), purchasable with this Warrant and herewith makes payment therefor at the price and on the terms and conditions specified in this Warrant and in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

Exercise for Cash
Cashless Exercise

The undersigned hereby requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                                          whose address is                                          and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Common Stock issuable thereunder be delivered to the undersigned.

Dated:             ,

(Signature of Registered Owner)

(Street Address)

(City)	(State)	(Zip Code)